UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 11, 2010

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (610) 940-6090

_________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

The Company executed an Agreement on Key Terms dated September 28, 2010 (the “Term Sheet”) between the Company and the strategic party named therein (the “Strategic Investor”) relating to a series of strategic transactions (the “Acquisition Transaction”) pursuant to which the Strategic Party may over the time period set forth in the Term Sheet increase its equity ownership in the Company to more than 50% of the outstanding securities of the Company (the “Control Shares”). The strategic transaction is subject to completion of definitive agreements and requisite approvals. The closing is expected to take place by year end.

On November 11, 2010, the Company adopted an Amended and Restated Transaction Bonus Plan (the “Plan”) to provide an incentive bonus to persons providing services to the Company in connection with the Strategic Transaction.  The Plan provides that the participants named in the Plan who are providing services to the Company in connection with the Strategic Transaction (each, a “Participant”) are entitled to receive, on the terms and conditions set forth in the Plan, 1/3 of the Transaction Bonus Pool (as defined below) (the “Transaction Bonus Award”).   The Participants in the Plan are Theo M.M. Kremers, Fred Mulder and Christiaan A. van den Berg, each a director of the Company and providing consulting services to the Company pursuant to consulting agreements dated September 15, 2009.  In addition, Mr. Kremers is the Chief Executive Officer of the Company.

The Transaction Bonus Pool consists of warrants (the “Warrants”) to purchase 202,348,282 shares of Company Common Stock (the “Warrant Shares”).  The Warrants were issued on November 11, 2010, will vest as set forth below, have a term of five years from the vesting date, contain a cashless exercise provision and piggyback registration rights.  The exercise price of the Warrants is $0.0247

The Warrants will vest on the date subsequent to the date of issuance that the Company executes the definitive agreements (the “Strategic Investor Agreements”) relating to the Acquisition Transaction (the “Vesting Date”) on the condition that (i) the Warrants are reviewed, and found to be fair to the Company by an independent person or firm with expertise in the area of transaction bonus compensation and (ii) the applicable Participant is providing services to the Company on the Vesting Date unless terminated by the Company other than for Cause (as defined in the Plan), as a result of disability (as defined in the Plan) or death of the Participant, or the Participant has terminated his or its services to the Company for Good Reason (as defined in the Plan).  In the event the Strategic Investor does not acquire or vest in all of the Control Shares provided for in the Acquisition Transaction, the Warrants shall nevertheless vest on the Vesting Date and shall remain vested provided the above vesting conditions are satisfied.

Item 8.01          Other Events

On November 12, 2010 the Company issued a press release announcing certain business developments.

Item 9.01          Financial Statements and Exhibits

(d)	Exhibits

10.27	Amended and Restated Transaction Bonus Plan (the “Plan”)
10.28	Form of Bonus Warrant issued pursuant to the Plan
99.1	Press Release dated November 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2010

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Theo M. M. Kremers
Name:	Theo M. M. Kremers
Title:	Chief Executive Officer

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